EXHIBIT 10.18

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Agreement”) is made as of December 29, 1999, by and between El Pollo Loco, Inc., a Delaware corporation (the “Grantor”), and SunTrust Bank, Atlanta (the “Agent”), as agent for itself, the Lenders (as defined below) and the Issuing Banks (as defined below).

W I T N E S S E T H:

WHEREAS, the Grantor, EPL Intermediate, Inc., the lenders party thereto ( the “Lenders”), SunTrust Bank, Atlanta, as issuing bank (together with any other Person who hereafter may be designated as an Issuing Bank pursuant to the Credit Agreement (as defined below), the “Issuing Banks”) and the Agent are parties to that certain Credit Agreement of even date herewith (as the same may hereafter be modified, amended, restated or supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to extend credit to the Grantor from time to time and the Grantor has granted a security interest in all of its personal property to the Agent for the benefit of the Agent, the Lenders and the Issuing Banks (the “Lender Group”); and

WHEREAS, the Lender Group has required that the Grantor execute and deliver this Agreement (i) in order to secure the prompt and complete payment, observance and performance of all of the Obligations (as defined in the Credit Agreement) and (ii) as a condition to any extension of credit under the Credit Agreement;

NOW, THEREFORE, for and in consideration of the premises set forth above and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Grantor hereby agrees as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, each capitalized term used herein that is defined in the Credit Agreement shall have the meaning specified for such term in the Credit Agreement.

(b) The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to

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any particular provision of this Agreement, and paragraph references are to this Agreement unless otherwise specified.

(c) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

2. Incorporation of Premises. The premises set forth above are incorporated into this Agreement by this reference thereto and are made a part hereof.

3. Incorporation of the Credit Agreement. The Credit Agreement and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference thereto.

4. Security Interest in Trademarks. To secure the complete and timely payment, performance and satisfaction of all of the Obligations, the Grantor hereby grants to the Agent for the benefit of the Lender Group a security interest in, with power of sale to the extent permitted by applicable law, all of the Grantor’s now owned or existing and hereafter acquired or arising: trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including, without limitation, the trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications listed on Schedule 1 attached hereto and made a part hereof, and (a) all renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (c) the right to sue for past, present and future infringements and dilutions thereof, (d) the goodwill of the Grantor’s business symbolized by the foregoing and connected therewith, and (e) all of the Grantor’s rights corresponding thereto throughout the world (all of the foregoing trademarks, trade names, registered trademarks and trademark applications, service marks, registered service marks and service mark applications, together with the items described in clauses (a)-(e) in this paragraph 4(i), are sometimes hereinafter individually and/or collectively referred to as the “Trademarks”).

5. Restrictions on Future Agreements. Other than in the ordinary course and consistent with past practice, the Grantor agrees that (a) it will not, without the Agent’s prior written consent (which, so long as no Event of Default then exists, shall not unreasonably be withheld), enter into any agreement, including, without limitation, any license agreement, which is inconsistent with this Agreement, and (b) it will not take any action, and will use its best efforts not to permit any action to be taken by others subject

Trademark Security Agreement

to its control, including, without limitation, licensees, or fail to take any action, which would in any material respect affect the validity or enforcement of the rights mortgaged to the Agent under this Agreement rights associated with the Trademarks.

6. Representations and Warranties; New Trademarks. The Grantor represents and warrants that, from and after the Agreement Date, (a) the Trademarks listed on Schedule 1 include all of the material patent, trademark, service mark and copyright registrations and applications now owned or held by the Grantor, and (b) no liens or security interests in such Trademarks have been granted by the Grantor to any Person other than the Agent and except as disclosed in the Credit Agreement. If, prior to the termination of this Agreement, the Grantor shall (i) obtain rights to any new material patent, trademark, service mark and copyright registrations and applications or (ii) become entitled to the benefit of any new material patent, trademark, service mark and copyright registrations and applications, trademark licenses, trademark license renewals, service mark licenses or service mark license renewals or license agreements whether as licensee or licensor, the provisions of paragraph 4 above shall automatically apply thereto (to the extent permitted by licensors under agreements in connection with the granting of such licenses). The Grantor shall give to the Agent quarterly written notice of events described in clauses (i) and (ii) of the preceding sentence with respect to material licenses and prompt written notice of events described in clauses (i) and (ii) of the preceding sentence with respect to any new registrations or applications. The Grantor may, and hereby authorizes the Agent to, modify this Agreement unilaterally (i) by amending Schedule 1 to include any material patent, trademark, service mark and copyright registrations and applications, which are Trademarks under paragraph 4 above or under this paragraph 6 and (ii) by filing with the appropriate governmental authority, in addition to and not in substitution for this Agreement, a duplicate original of this Agreement containing on Schedule 1 thereto, as the case may be, such future material patent, trademark, service mark and copyright registrations and applications.

7. Royalties. The Grantor hereby agrees that the use by the Agent of the Trademarks as authorized hereunder in connection with the Agent’s exercise of its rights and remedies under paragraph 15 or pursuant to any Loan Document shall be coextensive with the Grantor’s rights thereunder and with respect thereto and without any liability for royalties or other related charges from the Lender Group to the Grantor.

8. Right to Inspect; Further Assignments and Security Interest. During the continuance of an Event of Default, the Agent may, subject to appropriate confidentiality measures, have access to, examine, audit, make copies (at the Grantor’s expense) and extracts from and inspect the Grantor’s premises and examine the Grantor’s books, records and operations relating to the Trademarks. The Grantor agrees not to sell or

Trademark Security Agreement

assign its respective interests in the Trademarks without the prior and express written consent of the Agent (not to be unreasonably withheld); provided that the Grantor may, in the ordinary course of business and consistent with past practice, grant licenses under the Trademarks without express written consent of the Agent.

9. Nature and Continuation of the Agent’s Security Interest; Termination of the Agent’s Security Interest. This Agreement is made for collateral security purposes only. This Agreement shall create a continuing security interest in the Trademarks and shall terminate only when the Obligations have been paid in full and the Commitments and Letter of Credit Commitment have been terminated. When this Agreement has terminated, the Agent shall promptly execute and deliver to the Grantor, at the Grantor’s expense, all termination statements and other instruments as may be necessary or proper to terminate the Agent’s security interest in the Trademarks, subject to any disposition thereof which may have been made by the Agent pursuant to this Agreement or the Credit Agreement.

10. Duties of the Grantor. The Grantor shall, to the extent deemed reasonable in the Grantor’s business judgment in the normal conduct of its business, prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement. The Grantor further agrees (i) other than in the ordinary course of its business and consistent with past practice, not to abandon any material Trademark without the prior written consent of the Agent, and (ii) to use its best efforts to maintain in full force and effect the Trademarks that are or shall be material in the operation of its business. Any expenses incurred in connection with the foregoing shall be borne by the Grantor. The Agent shall not have any duty, other than any duty imposed by law, with respect to the Trademarks. Without limiting the generality of the foregoing, neither the Agent nor any of the Lenders or the Issuing Banks shall be material under any obligation to take any steps necessary to preserve rights in the Trademarks against any other parties, but the Agent may do so at its option during the continuation of an Event of Default, and all reasonable expenses incurred in connection therewith shall be for the sole account of the Grantor and shall be added to the Obligations secured hereby.

11. The Agent’s Right to Sue. During the continuance of an Event of Default, the Agent shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks and, if the Agent shall commence any such suit, the Grantor shall, at the request of the Agent, do any and all lawful acts and execute any and all proper documents reasonably required by the Agent in aid of such enforcement. The Grantor shall, upon demand, promptly reimburse the Agent for all reasonable costs and expenses incurred by the Agent in the exercise of its rights under this paragraph 11

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(including, without limitation, fees and expenses of outside attorneys and paralegals for the Agent).

12. Waivers. The Agent’s failure, at any time or times hereafter, to require strict performance by the Grantor of any provision of this Agreement shall not waive, affect or diminish any right of the Agent thereafter to demand strict compliance and performance therewith nor shall any course of dealing between the Grantor and the Agent have such effect. No single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. None of the undertakings, agreements, warranties, covenants and representations of the Grantor contained in this Agreement shall be deemed to have been suspended or waived by the Agent unless such suspension or waiver is in writing signed by an officer of the Agent and directed to the Grantor specifying such suspension or waiver.

13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but the provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part hereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

14. Modification. This Agreement cannot be altered, amended or modified in any way, except as specifically provided in paragraph 6 hereof or by a writing signed by the parties hereto.

15. Power of Attorney; Cumulative Remedies. (a) The Grantor hereby irrevocably designates, constitutes and appoints the Agent (and all officers and agents of the Agent designated by the Agent in its sole and absolute discretion) as the Grantor’s true and lawful attorney-in-fact, and with reasonably concurrent notice to the Grantor that it intends to exercise its rights under this Section 15, authorizes the Agent and any of the Agent’s designees, in the Grantor’s or the Agent’s name, effective upon the occurrence and during the continuation of an Event of Default to take any action and execute any instrument necessary or reasonably advisable to accomplish the purposes of this Agreement, including, without limitation, to (i) endorse the Grantor’s name on all applications, documents, papers and instruments necessary or reasonably desirable for the Agent in the use of the Trademarks, (ii) assign, pledge, convey or otherwise transfer title in or dispose of the Trademarks to anyone, (iii) grant or issue any exclusive or nonexclusive license under the Trademarks to anyone, and (iv) take any other actions with respect to the Trademarks as the Agent reasonably deems in the best interest of the

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Lender Group. The Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated. The Grantor acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of the Agent under the Credit Agreement or any other Loan Document, but rather is intended to facilitate the exercise of such rights and remedies.

(b) The Agent shall have, in addition to all other rights and remedies given it by the terms of this Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Trademarks may be located or deemed located. Upon the occurrence and during the continuation of an Event of Default, and upon the election by the Agent to exercise any of its remedies under the Uniform Commercial Code as in effect in the State of New York with respect to the Trademarks, the Grantor agrees to assign, convey and otherwise transfer title in and to the Trademarks to the Agent or any transferee of the Agent and to execute and deliver to the Agent or any such transferee all such agreements, documents and instruments as may be necessary, in the Agent’s sole discretion, to effect such assignment, conveyance and transfer. All of the Agent’s rights and remedies with respect to the Trademarks, whether established hereby, by the Credit Agreement or by any other agreements or by law, shall be cumulative and may be exercised separately or concurrently. Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that upon the occurrence and during the continuation of an Event of Default, the Agent may exercise any of the rights and remedies provided in this Agreement, the Credit Agreement or any of the other Loan Documents. The Grantor agrees that any notification of intended disposition of any of the Trademarks required by law shall be deemed reasonably and properly given if given at least five (5) days, if such notice is given by facsimile or eight (8) days, if such notice is given by mail, before such disposition; provided, however, that the Agent may give any shorter notice that is commercially reasonable under the circumstances.

16. Successors and Assigns. This Agreement shall be binding upon the Grantor and its successors and assigns, and shall inure to the benefit of each of the Agent, the Lenders and the Issuing Banks and their respective nominees, successors and assigns. The Grantor’s successors and assigns shall include, without limitation, a receiver or a trustee of the Grantor; provided, however, that the Grantor shall not voluntarily assign or transfer its rights or obligations hereunder without the Agent’s prior written consent.

17. Governing Law. This Agreement shall be construed and enforced and the rights and duties of the parties shall be governed by in all respects in accordance with the laws and decisions of the State of New York.

Trademark Security Agreement

18. Notices. All notices or other communications hereunder shall be given in the manner and to the addresses set forth in the Credit Agreement.

19. Paragraph Titles. The paragraph titles herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

20. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of a counterpart hereof by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

21. Merger. This Agreement represents the final agreement of the Grantor, the Lenders, the Issuing Banks and the Agent with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Grantor and the Agent or any Lender.

22. Effectiveness. This Agreement shall become effective on the Agreement Date.

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Trademark Security Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Sworn to and subscribed before me this 22 day of December, 1999.	EL POLLO LOCO, INC.

	By:	/s/ Glenn B. Kaufman

	Its:	Vice President

NOTARY PUBLIC Cindy S. Gregoire

My Commission Expires September 20, 2001

Sworn to and subscribed before me this 22 day of December, 1999.	SUNTRUST BANK, ATLANTA, as Agent

	By:	/s/ James M. Warren

	Its:	Vice President

	By:	/s/ Randall A. Parrish

	Its:	Vice President
NOTARY PUBLIC

My Commission Expires